Exhibit 99.1

TRANSITION AGREEMENT

1.                                       Glen Sato (“Employee”) is currently employed by Protein Design Labs, Inc. (the “Company”) as its Chief Financial Officer (“CFO”).  Employee has determined to leave the Company and Employee and Company desire to provide for an orderly transition as set out in this Transition Agreement (the “Agreement”).

(a)                                  Employee will continue in the capacity of Chief Financial Officer until filing of the 10Q for the quarter ended September 30, 2005 at which date his resignation, as CFO will take effect (the “Resignation Date”).   Employee will continue to be employed by the Company from the Resignation Date until and including January 1, 2006 (the “Termination Date”), reporting to the Chief Accounting Officer and with responsibility as an individual contributor for the tasks described in Paragraph 2.   Employee’s employment will be subject to the terms and conditions described below.

(b)                                 Company and Employee also agree that Employee and Company shall enter into a consulting agreement for the period January 2, 2006 through and including March 1, 2006, during which period: (i) Employee shall be a consultant to the Company and be paid the same rate of compensation as the Employee’s current base salary rate, payable monthly in arrears, plus any reasonable and documented expenses, (ii) Employee shall provide such assistance, as a consultant as may reasonably be required to assist in an orderly transition of responsibilities to other PDL employees, including assistance with respect to the 2005 fiscal year close and (iii) except as otherwise provided herein, employee shall not be entitled to benefits during the consulting period.   These provisions shall be effective and binding whether or not a formal consulting agreement is entered into.

2.                                       This Agreement will become effective on the eighth day after it is signed by Employee (the “Effective Date”), at which time the Company will provide Employee with the following:

(a)                                  During the period between the Effective Date and the Resignation Date, Employee will continue to perform his duties as the Company’s CFO on a regular, full-time basis;

(b)                                 As of the Resignation Date, Employee hereby resigns as the Company’s CFO and hereby submits his resignation as CFO and from all other offices he may hold with the Company or any subsidiary thereof effective as of such date;

(c)                                  The Company will continue to compensate Employee during the period ending on the Termination Date in an amount equivalent to Employee’s current base salary rate, less applicable withholding, payable in accordance with the Company’s standard payroll procedures, however in light of Employee’s resignation, Employee will not be entitled to any bonus accrual during such period.   Employee shall continue to be eligible for all standard employee benefits (e.g., medical, dental, life, expense reimbursement and ESPP) through the Termination Date, (iii) Employee’s options shall continue to vest through the Termination Date, and as of the Termination Date, and on or before January 1, 2005 such options shall be accelerated for two months of vesting (i.e., through March 1, 2006), and thereafter will remain exercisable based on a termination of service date of March 1, 2006; and

(d)                                 During the period following the Resignation Date until the Termination Date, Employee agrees that he will be available as required by the Company to assist in an orderly transition of his duties as well as may be required with respect to the matters described in a memo prepared by Employee and delivered to the CEO as of the date of this Agreement. During such period, Employee will remain as an employee of the Company but will not be required to be present on site and will not be required to devote full time to such duties.  Employee will during such period maintain phone, computer and network access at Company in order to perform such duties.

(e)                                  Employee acknowledges that as of the Termination Date, he will not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 2 and in paragraph 1(b).   Notwithstanding the foregoing, nothing herein shall be deemed to terminate or otherwise limit Employee’s right to indemnification under his existing Indemnification Agreement or for which he may be eligible as an officer of the Company under the Company’s By-Laws.

3.                                       Employee and his successors and assigns release and absolutely discharge the Company and its parents, subsidiaries, affiliates, directors, officers, employees, agents, attorneys, insurers, legal predecessors, successors and assigns, (collectively, the “Released Parties”) of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the Released Parties relating to or arising out of their employment relationship, the termination of the employment relationship, or any other matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date of execution of this Agreement, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Family and Medical Leave Act, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code or any other applicable law, all as they have been or may be amended.  To the fullest extent permitted by law, Employee agrees not to file any claim, action or demand based on any of the matters released above.

As additional consideration for the compensation and benefits described in this Agreement, Employee agrees that he will affirm and extend this release of claims for the period beginning on the Effective Date and ending on the Termination Date by re-signing this Agreement in the space at the end of the Agreement on or shortly prior to the Termination Date.

4.                                       Employee acknowledges that he has read section 1542 of the Civil Code of the State of California, which states in full:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee waives any rights that he has or may have under section 1542 to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

5.                                       Employee further agrees that he will not, at any time in the future, make any critical or disparaging statements about the Company, its products or services, its employees, officers or directors unless such statements are made truthfully in response to a subpoena or other legal process.

6.                                       Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Employee and that he will return to the Company all Company property provided to Employee by the Company.

7.                                       This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to instruments, persons and transactions that have legal contacts and relationships solely within the state of California.  Employee acknowledges that he understands his right to consult legal counsel, and that applicable law provides that he has seven days to revoke this Agreement and that he may be entitled to consider the agreement for up to twenty one days before signing it.

8.                                       If any provision of this Agreement is for any reason found by an arbitrator or a court of competent jurisdiction to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

9.                                       This Agreement shall be binding on each of the Parties to this Agreement and each’s heirs, estates, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each of the Parties, and to each’s heirs, estates, administrators, representatives, executors, successors and assigns.

10.                                 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of  (ii) the Indemnification Agreement (ii) any Company options Employee may have as of the date of this Agreement and (iii) any confidentiality or similar agreement described in paragraph 6.  This Agreement may not be modified or amended except by a document signed by Employee and an authorized officer of the Company.

Dated: September 15, 2005	/s/ Glen Sato
Glen Sato

Dated: September 15, 2005	Protein Design Labs, Inc.

/s/ Mark McDade
By: Mark McDade

Title: Chief Executive Officer

By re-signing this Agreement on or around the Termination Date, Employee hereby agrees to extend the Release of all known and unknown claims set forth in sections 3 and 4 of this Agreement to include any claims arising through and including the Termination Date.

Glen Sato Date: